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                                                                      EXHIBIT 21



                          WASHINGTON GAS LIGHT COMPANY

                         SUBSIDIARIES OF THE REGISTRANT



                                                                                      Percent of
                                                                                        Voting
                                                                                      Securities               State of
                                                                                         Owned               Incorporation
                                                                                       ----------            -------------

Subsidiaries of Washington Gas Light
  Company (Parent) -
                 Shenandoah Gas Company                                                    100%                Virginia
                 Hampshire Gas Company                                                     100%              West Virginia
                 Crab Run Gas Company                                                      100%                Virginia
                 Washington Gas Energy Services, Inc. a/                                   100%                Delaware
                 Virginia Intrastate Pipeline Company b/                                   100%                Virginia

a/               Subsidiary companies of Washington
-                  Gas Energy Services, Inc. -

                  Washington Gas Energy Systems, Inc.                                      100%                Delaware
                  Brandywood Estates, Inc.                                                 100%                Maryland
                  Advanced Marketing Concepts, Inc. b/                                     100%                Delaware

b/               Inactive
-